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                                                                  EXHIBIT (b)(2)

                                  AMENDMENT TO

                                     BY-LAWS

                                       OF

                   EATON VANCE RISK-MANAGED EQUITY INCOME FUND

                                  April 9, 2007

Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Risk-Managed Equity Income Fund (the "Trust"), upon the unanimous written consent of the Trustees of the Trust, the BY-LAWS of the Trust are amended to reflect the change of name of the Trust to Eaton Vance Risk-Managed Diversified Equity Income Fund.

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